EXHIBIT 99.1

FROM:	DDi Corp.
1220 Simon Circle
Anaheim, CA 92806

CONTACT:	The MWW Group
Rich Tauberman
201-507-9500
rtauberman@mww.com

DDi CORP. COMPLETES $16 MILLION COMMON STOCK PRIVATE PLACEMENT

ANAHEIM, CA – January 21, 2004 – DDi Corp. (OTCBB: DDIO), a leading provider of time-critical, technologically advanced interconnect services for the electronics industry, announced today that the Company has completed a private placement of 1,000,000 shares of restricted common stock to institutional investors for gross proceeds of $15,980,000, before placement fees and offering expenses. The shares were priced at $15.98 per share, which represents a discount against the trading price of the Company’s common stock as of January 9, 2004. DDi has agreed to file a resale registration statement within 30 days after the closing of the transaction for purposes of registering the shares of common stock.

DDi intends to use the net proceeds to reduce outstanding debt and for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

About DDi Corp.

DDi is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer fabrication and assembly services to customers on a global basis, from its facilities located across North America and in England.

Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, other data available from third parties, our ability to maintain normal business operations and our emergence from bankruptcy, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed elsewhere in our quarterly, annual and current reports that we file with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or our subsidiaries to differ materially from those discussed in forward-looking statements include: our ability to continue as a going concern; our ability to maintain contracts that are critical to our operations; the impact of the Chapter 11 cases on our liquidity or results of operations; changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; risks related to sustaining our European operations; our ability to sustain historical margins as the industry develops; increased competition; increased costs; our ability to retain key members of management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators; and other factors identified from time to time in our filings with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.